EX-23                                              CONSENT OF ACCOUNTANTS


    Russell Bedford Stefanou Mirchandani, Certified Public Accountants
                                 New York



February 17, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Global Diversified Industries - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report of Global Diversified Industries Form 10-KSB filed on September 3, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Russell Bedford Stefanou Mirchandani
Russell Bedford Stefanou Mirchandani, CPA's